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EXHIBIT 10.20

     LOAN AGREEMENT dated as of September 30, 2002 among STRONGHOLD TECHNOLOGIES, INC., a New Jersey Corporation ("Stronghold NJ") , STRONGHOLD TECHNOLOGIES, INC., a Nevada Corporation ("Stronghold Nevada") (Stronghold NJ and Stronghold Nevada individually referred to as a "Borrower" and together referred to as the "Borrowers") , both having an address at 777' Terrace Avenue, Hasbrouck Heights, New Jersey 07604, CHRISTOPHER J. CAREY, residing at 450 Claremont Road, Bernardsville, New Jersey 07924 (the "Guarantor"), and UNITEDTRUST BANK, having an address at 1130 Route 22 East, P.O. Box 6000, Bridgewater, New Jersey 08807 (the "Bank").

The Borrowers, the Guarantor and the Bank hereby agree as follows:

ARTICLE 1. THE LOAN.

1.01. The Term Loan. Subject to the terms of this Agreement, the Bank shall make a term loan (the "Loan") to the Borrowers on the date of this Agreement in the principal amount of $1,500,000.00.

1.02. Note. The Loan shall be evidenced by the Commercial Loan Note (the "Note") executed and delivered to the Bank contemporaneously with this Agreement, the terms and provisions of which are incorporated herein by reference.

1.03. Interest Rate and Payments; Default Rate; Late Charge.

(a) Interest Rate. The Borrowers shall pay interest to the Bank on the unpaid principal amount due under the Loan at the interest rate set forth in the Note. Interest on the Loan shall be calculated on the basis of the actual number of days elapsed over a year of 360 days.

(b) Payments. The Borrowers shall pay monthly payments of principal and interest under the Loan in the amounts and in the manner set forth in the Note. The Borrowers authorize and direct the Bank to automatically deduct such payments from Stronghold NJ's account number 65-104-230-0 maintained at the Bank. If the funds in such account are insufficient to cover any payment the Bank shall not be obligated to advance funds to cover the payment.


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(c) Default Rate. Upon default  (whether or not Bank has accelerated  payment of the Note) , or after the maturity of the Note, the unpaid principal of the Loan shall, at the option of Bank, bear interest at a rate which is five percent (5%) per annum greater than that which would otherwise be applicable.

(d) Late Charge. If the entire amount of any required principal and/or interest is not paid in full within ten (10) days after the same is due, Borrowers shall pay to Bank a late fee equal to five percent (5%) of the required payment. Any such late charge accrued is immediately due and payable.

1.04. Prepayment of Loan. The Borrowers may prepay the Loan in whole or in part at any time upon prior notice to the Bank, without fee or penalty. In addition, the Borrowers shall also pay to the Bank any accrued and unpaid interest and all other sums due under the terms of the Loan at the time of such payment.

1.05. Collateral. Repayment of the Loan shall be secured by the granting of a continuing first lien security interest (subject only to liens or encumbrances permitted pursuant to Section 5.05 of this Agreement) in all of the Borrowers' rights, title and interest in their assets (the "Collateral") as described and granted in a Security Agreement by each Borrower in favor of the Bank dated as of the date hereof (the "Security Agreements") and UCC-1 Financing Statements (the "Financing Statements") delivered by the Borrowers to the Bank on the date hereof. The foregoing assets and property securing the Loan shall be referred to herein as the "Collateral".

1.06. Continuing Perfection. The Borrowers will perform any and all steps requested by Bank to create and maintain in the Bank's favor a first and valid and exclusive lien on or security interest in the Collateral or pledges of Collateral, including, without limitation, the execution and delivery of

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financing  statements  and  continuation   statements,   supplemental   security
agreements, mortgages, notes and any other documents necessary, in the opinion of the Bank, to protect its interest in the Collateral, the Bank having the
responsibility   to  file  any  such  financing   statements  and   continuation
statements. The Bank and its designated officer are hereby appointed each Borrower's attorney-in-fact to do all acts and things which the Bank may deem necessary to perfect and continue perfected the security interests and liens provided for in this Agreement, including but not limited to, executing financing statements on behalf of any Borrower if a Borrower fails to do so upon the request of the Bank.

1.07. Guaranty. Repayment of the Loan shall be supported by the execution of an absolute and unconditional guaranty (the "Guaranty") by the Guarantor.

ARTICLE 2. REPRESENTATIONS AND WARRANTIES.

The Borrowers and the Guarantor hereby represent and warrant to the Bank that:

2.01. Organization. Stronghold NJ is duly organized and validly existing as a corporation under the laws of the State of

New Jersey, is in good standing therein, and duly qualified to transact business in all places where such qualification is necessary or advisable, except that it has not yet qualified to do business in Virginia but will do so prior to June 30, 2003 if such qualification is necessary or advisable. Stronghold Nevada is duly organized and validly existing as a corporation under the laws of the State of Nevada, is in good standing therein, and duly qualified to transact business in all places where such qualification is necessary or advisable. Stronghold (Nevada) is the parent holding company and owns 100% of the outstanding stock of its operating subsidiary, Stronghold (NJ).


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2.02.  Authorization,  No Conflict.  The execution and delivery by the Borrowers and the Guarantor of this Agreement, the Note and all other documents contemplated hereunder (this Agreement, the Note, the Security Agreements, the Guaranty, and all other documents executed in connection with the Loan
hereinafter   called  the  "Loan   Documents"),   and  the  performance  of  the
transactions contemplated by the Loan Documents, are within the Borrowers' powers, have been duly authorized by all necessary action and do not and will not violate any provision of law or of the Borrowers' Certificates of Incorporation or By-laws or result in the breach of, or constitute a default or require any consent under any indenture or other agreement or instrument to which the Borrowers are parties or by which the Borrowers or their property may be bound or affected, or cause any of such property to become subject to any lien, claim or encumbrance. Each of the Loan Documents constitutes the legal, valid and binding obligation of the Borrowers (or the Guarantor as to the Guaranty), enforceable in accordance with its terms.

2.03. Financial Condition. The financial statements of the Borrowers heretofore furnished to the Bank (together, the "Financial Statements") , are complete and correct, were prepared in


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accordance with generally accepted accounting  principles  consistently  applied and accurately present the financial condition of the Borrowers as of the dates of such statements and the results of its operations for the periods then ended. Since June 30, 2002, there has been no material adverse change in the Borrowers' business, condition or prospects, financial or otherwise.

2.04. Litigation. There are no judgments or orders outstanding against the Borrowers or the Guarantor and there are no suits, investigations or proceedings pending, or, to the knowledge of the Borrowers and Guarantor, threatened, against or affecting the Borrowers or Guarantor which, if adversely determined, would by itself or in the aggregate have a material adverse effect on the financial condition, business or properties of the Borrowers or the Guarantor.

2.05. Purpose. The proceeds of the Loan only will be used solely to refinance the existing indebtedness of Stronghold NJ to the Bank. No part of the proceeds of the Loan will be used to purchase or carry margin stock as such terms are defined in Regulation U of the Board of Governors of the Federal Reserve System or to extend credit to others for the purpose of purchasing or carrying margin stock, and the use of such proceeds shall not result in any violation of Regulations G, T, U or X of said Board.

2.06. Properties. The Borrowers have good and marketable title to all of the assets reflected in the Financial Statements, including the Collateral (to the extent same is reflected as owned by a Borrower) , free and clear of all liens, claims, encumbrances, and security interests (as defined in the Uniform Commercial Code), except as permitted hereunder or as disclosed in such statements.


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2.07. Taxes. The Borrowers and the Guarantor have filed all tax returns required to be filed and paid all taxes due or assessed, including interest and penalties, except as specifically disclosed to the Bank, in writing, with respect to taxes being contested in good faith and by appropriate proceedings, provided adequate reserves-have been made.

2.08. Consents. No consent or approval from, or notice to or filing with, any federal, state or other regulatory authority is required in connection with the execution of, or performance under, the Loan Documents by the Borrowers.

2.09. ERISA. Each employee pension benefit plan ("Plan"), as defined in the Employee Retirement Income Security Act of 1974, as amended from time to time, including its rules and regulations ("ERISA"), is in compliance with the applicable provisions of ERISA, the Internal Revenue Code of 1986 (as amended, from time to time) and any other applicable Federal or state law, and no event or condition is occurring or exists with respect to any such Plan concerning which the Borrowers would be under an obligation to furnish a report to the Bank in accordance with Article 4 hereof.

2.10. Trademarks, Patents, Licenses, Etc. To their knowledge, the Borrowers possess all trademarks, patents, licenses, permits, trade names, copyrights, proprietary rights and approvals required to conduct their business as now constituted without conflict with the rights or claimed rights of others.

2.11. No Misrepresentations or Material Nondisclosure. The Borrowers have not made and will not make to the Bank, in this Agreement or otherwise, an untrue

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statement of a material fact, nor has omitted to state a material fact necessary to make any statement made not misleading.

2.12. Permits. The Borrowers represent that they have, and will continue to have, all necessary federal, state, and local licenses, certificates, and permits relating to the Borrowers and their facilities, business, operations, premises, and leaseholds, and they are in compliance with all applicable federal, state, and local laws, rules, and regulations relating to air emissions, water discharges, noise emissions, solid or liquid storage disposal, hazardous or toxic waste or substances and other environmental, health, and safety matters.

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ARTICLE 3. CONDITIONS OF LENDING.

3.01. Preconditions to the Loan. The Bank shall not be obligated to make the Loan hereunder unless all legal matters incident to the transactions hereby contemplated shall be satisfactory to the Bank and its counsel, and it shall have received properly executed, as of the closing date, and in a form it deems satisfactory, the following:

(a) This Agreement;

(b) The Note;

(c) Certified resolutions/consents of the Borrowers authorizing the execution and delivery of the Loan Documents, arid the Borrowers' performance under those documents;

(d) A certificate by each Borrower's secretary specifying the name and titles and including the specimen signatures, of the officers authorized to sign the Loan Documents and certifying as true an attached copy of each Borrower's by-laws;

(e) A copy of each Borrower's Certificate of Incorporation and any amendments thereto, and a long form certificate of good standing from the appropriate state official in the jurisdiction of formation;

(f) An opinion of counsel to the Borrowers in form and substance satisfactory to the Bank and its counsel, except that the Borrowers also agree that they shall provide the Bank with a supplemental opinion letter, from an attorney admitted to practice

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in the State of Nevada,  opining on the  enforceability of the Loan Documents as to Stronghold (Nevada), in a form reasonably acceptable to the Bank, prior to March 1, 2003;

(g) Subordination Agreements executed by the Guarantor subordinating all indebtedness of any Borrower to the Guarantor to the Loans, in a form acceptable to the Bank;

(h) The Security Agreements, Guaranty, and other loan documents in form and substance satisfactory to the Bank;

     (i) A certificate of a reliable insurance company, Licensed to conduct business in New Jersey, of appropriate insurance under Section 4.02 hereunder;

     (j) Such additional documents as the Bank may reasonably request.

ARTICLE 4. AFFIRMATIVE COVENANTS.

The Borrowers and the Guarantor agree that, while any amount is outstanding under the Loan, they shall comply with the following covenants:

4.01. Financial Statements. The Borrowers and/or the Guarantor shall furnish to the Bank:


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(a) As requested by the Bank, an aging report,  in form satisfactory to the Bank in its sole discretion, of all accounts receivable of the Borrowers;

(b) Within ninety (90) days after the end of each fiscal year of the Borrowers, supply financial statements of the Borrowers prepared in accordance with generally accepted principles and practices of accounting consistently applied, audited by and with the opinion of an independent certified public accountant satisfactory to the Bank, such opinion not being adverse, limited or qualified because of such accountant's restricted or limited examination of records;

(c) Within 30 days after the end of each calendar quarter, supply the Bank with quarterly financial statements of the Borrowers, prepared and Certified by the chief financial officer of the Borrowers.

(e) Within 15 days after filing thereof, supply complete signed copies of federal and state tax returns of the Borrowers and the Guarantor.

(f) Within 30 days after the end of each calendar year, supply the Bank with annual personal financial statements of the Guarantor on forms supplied by the Bank.

(g) Promptly, such further information regarding the business affairs and financial condition of the Borrowers or the Guarantor as the Bank may require.

(h) Promptly after preparation or receipt: (1) upon the request of the Bank, copies of all reports and notices which the Borrowers filed with or received under ERISA or any occupational safety, pension or retirement, or environmental statute or regulation, and (2) copies of all proxy statements, financial statements, and reports which the Borrowers send to shareholders and copies of all reports and registration statements which it files with, or receives from, any national securities exchange or Federal regulatory agency.

4.02. Insurance. The Borrowers shall keep the following insurance in effect:

(a) All insurance policies required hereby which shall be (i) issued by companies which shall have an A.M. Best Rating Guide Stability Rating of A- or better, and a Financial Rating of VI or better, (ii) on forms, in amounts, and with deductibles, all of which are acceptable to the Bank and (iii) maintained throughout the term of the Loan, without cost to the Bank. All policies shall be deposited with the Bank (if required by the Bank), and shall contain such provisions as the Bank deems necessary or desirable to protect its interest, including, without limitation, a provision that such policy shall not be cancelled, altered or in any way limited in coverage or reduced in amount unless the Bank is given thirty (30) days prior written notice or ten (10) days prior written notice of non-payment of premium.

(b) Prepaid "Special Perils" (including flood if any property where the Collateral is located in a special flood hazard zone), Comprehensive Business Insurance Program, including but not limited to, a multi-peril package policy, workers' compensation, Commercial automobile, business interruption, extra expense, loss of rents, employee dishonesty, umbrella liability and professional liability. The appropriate policies shall cover all personal property and other assets comprising the Collateral and shall name the Bank as Loss Payee under a Lender's Loss Payable Clause. All such policies to be written for the full insurable value of the Collateral (without deduction for depreciation or obsolescence) . If a blanket policy is issued, a certified copy of said policy shall be furnished together with an endorsement indicating that the Bank is the insured under said policy in the proper designated amount. The Borrowers shall also carry such other insurance as may reasonably be required by the Bank.


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(c) Commercial General Liability insurance insuring the Borrowers in the minimum amounts of $1 million per occurrence and $2 million in the aggregate.

(d) The Borrowers shall maintain Workers' Compensation/ Employer Liability Coverage as required by applicable law.

4.03. Maintain Business. Each Borrower shall continue to engage in the same type of business as it is presently engaged in, and shall preserve its existence and good standing and all the material rights, privileges, franchises and other properties necessary and desirable in the normal conduct of its business. Neither Borrower will change its name without furnishing the Bank with at least thirty (30) days prior written notice thereof. The Borrowers will notify the Bank in writing prior to utilizing any trade name not previously submitted to the Bank. Neither Borrower shall change the state of its incorporation without the prior written consent of the Bank, provided that the Borrowers may merge to become one entity or reincorporate in the State of Delaware after furnishing the Bank with prior written notice.

4.04. Taxes and Obligations. Each Borrower shall pay and discharge (a) all taxes, assessments and governmental charges or levies imposed on it or its income or profits or any of its properties prior to the date on which penalties attach thereto and (b) all lawful obligations and claims which, if unpaid, might cause a lien or charge to be created against any of its properties, except any such tax, assessment, charge or levy, the payment of which is being contested in good faith by proper proceedings, provided escrows, satisfactory to the Bank, have been esta Borrower.

4.05. Compliance with Laws. The Borrowers shall comply with all applicable laws, regulations and orders of any governmental authority.


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4.06.  Notices.  The Borrowers  shall furnish to the Bank,  promptly  after they learn thereof:

(a) Written notice of (i) any material threatened or pending litigation or governmental or administrative proceeding concerning it or its properties or assets, (ii) any material default under any other agreement to which any Borrower is a party, (iii) any default or Event of Default hereunder together with a statement by a responsible officer of the Borrowers describing the action, if any, which the Borrowers propose to take with respect thereto, (iv) any material adverse change in its business, prospects or financial condition;

(b) Written notice of any "reportable event" or "prohibited transaction" (as such terms are defined in ERISA), in connection with any Plan, and a statement of the action, if any, which the Borrowers propose to take with respect thereto, and when known, any action taken by the Internal Revenue Service or Department of Labor with respect thereto. In addition, the Borrowers shall provide the Bank promptly after filing or receiving thereof, with copies of all reports and notices which the Borrowers file under ERISA with the Pension Benefit Guaranty Corporation or the United States Department of Labor or which any Borrower receives from them;

(c) Any notice of (i) the happening of any event involving the use, spill, discharge, or cleanup of any hazardous or toxic substance or waste or any oil, petroleum distillate or pesticide on any property owned or operated by any Borrower (a "Hazardous Discharge"); or (ii) any complaint, order, citation, or notice with regard to air emissions, water discharges, noise


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emissions,  or any other  environmental,  health, or safety matter affecting any
Borrower (an "Environmental Complaint") from any person or entity, including, without limitation, the New Jersey Department of Environmental Protection, any
similar   governmental   agency  of  any  other  state  or  the  United   States
Environmental Protection Agency, then the Borrowers agree to give oral and written notice of same to the Bank within twenty-four (24) hours of its receipt of such notice;

(d) Any change in the name or trade name of any Borrower or Guarantor;

(e) Any material adverse change with respect to the business or financial condition of any Borrower or any Guarantor;

(f) Any default under this Agreement or any other Loan Document;

(g) Any change in the location of the Collateral; and

(h) Promptly, such additional notices as the Bank may request.

4.07. Inspection. The Borrowers shall permit the Bank to inspect their books, records and premises during business hours and make abstracts and copies of documents.

4.08. Maintenance of Accounts. Stronghold (NJ) shall maintain its principal deposit and operating accounts at the Bank.

4.09. Compliance and Environmental Laws. The Borrowers shall, and shall cause others to, carry on the business and operations on all property owned or operated by the Borrowers so as to comply and remain in compliance with, all applicable federal, state, regional, county, or local laws, statutes, rules, regulations, or ordinances concerning public health, safety, or the environment, including, but not limited to, the New Jersey Underground Storage Tank Act, N.J.S.A. 58:10A-21 et seg., the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. 9601 et seq., ISRA, the New Jersey Spill Compensation and Control Act, N. J. S.A. 58: -10-23. 11 et seq. , and the New Jersey Underground Storage Tank Act, N.J. S.A. 581OA-21 et seq., and all rules, regulations, and guidance documents promulgated or published thereunder, and any state, regional, county, or local statute, law, rule, regulation or ordinance relating to public health, safety, or the environment, including, without limitation, (i) relating to releases, discharges, emissions, or disposals to air, water, land, or groundwater; (ii) to the withdrawal or use of groundwater; (iii) to the use, handling, or disposal of polychlorinated byphenyls (PCBs) , asbestos or urea formaldehyde; (iv) to the treatment, storage, disposal, or management of hazardous substances (including, without limitation, petroleum, its derivatives, by-products, or other hydrocarbons), and any other solid, liquid, or gaseous substance, exposure to which is prohibited, limited, or regulated, or may or could pose a hazard to the health and safety of the occupants of the site and facility or the property adjacent to or surrounding the site; (v) to the exposure of persons to toxic, hazardous, or other controlled, prohibited, or regulated substances; and (vi) to the transportation, storage, disposal management, or release of gaseous or liquid substances, and any regulation, order, injunction, judgment, declaration, notice or demand issued.

ARTICLE 5. NEGATIVE COVENANTS.

The Borrowers each agree that, while any amount is outstanding under the Loan, they shall not:


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5.01.  Sale of Interest.  Sell,  assign,  transfer or  otherwise  dispose of any shares of any class of the stock or other interest in Stronghold (NJ) ; provided, however, that so long as the Bank is given prior written notice (a) the Borrowers may merge to become one entity in which case the stock of Stronghold (NJ) held by Stronghold (Nevada) may be canceled, or (b) Stronghold (Nevada) may reincorporate in the state of Delaware, in which case the stock of Stronghold (NJ) held by Stronghold (Nevada) may be transferred to the new Delaware entity.

5.02. Limitation on Mergers and Sale of Assets. Enter into any transaction of merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or a substantial part of its business or assets or acquire all or substantially all of the business or assets of another person.

5.03. Lease Obligations Become liable for aggregate lease obligations of more than $100,000.00 for any 12 month period.

5.04. Investments. Make any loan or advance to any person or purchase or otherwise acquire any capital stock, assets, obligations or other securities of, make any capital contribution to, or otherwise invest or acquire any interest in, any person in excess of $10,000.00 for any 12 month period, except: (a) direct obligations of the United States of America or any agency thereof with maturities of one year or less from the date of acquisition, (b) commercial paper of a domestic issuer rated at least A-1 by Standard & Poor's Corporation or P-1 by Moody's Inventors Service, Inc., (c) certificates of deposit with maturities of one year or less from the date of acquisition issued by any commercial bank, and


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(d) for  stock,  obligations  or  securities  received  in  settlement  of debts
(created in the ordinary course of business) owing to any Borrower or any subsidiary.

5.05. Limitations on Liens. Create or suffer, or permit any lien, or security interest on its properties, except: (a) Liens existing on the date hereof and reflected in the financial statements referred to in Section 4.01 hereof;

(b) Liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings if adequate escrows, satisfactory to the Bank, have been established by the Borrowers;

(c) Carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like liens arising as a matter of law in the ordinary course of business securing amounts which are not due for a period of more than 30 days; or

(d) Purchase money liens on personal property acquired by the Borrowers in an amount not in excess of $25,000.00 to secure the purchase price of such property, provided that such lien shall apply and attach only to the property originally subject thereto.

5.06. Debt. Create or suffer, any: (a) indebtedness for borrowed money (except for the subordinated debt owed to the Guarantor as permitted pursuant to Subordination Agreement; (b) obligations under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases; and (c) unfunded vested benefits under plans maintained for employees of the Borrowers covered by ERISA.

5.07. Limitation on Distributions. Declare or pay any dividends on any shares of its stock or apply any of its funds, property or assets to, or set apart any funds, property or assets for, the purchase, redemption or other retirement of, or make any other distribution, by reduction of capital or otherwise, in respect of any shares of its stock.

5.08. ERISA Compliance. Engage in any "prohibited transaction" or incur any "accumulated funding deficiency" whether or not waived (as such terms are defined in ERISA) or terminate any Plan in a manner which could result in the imposition of a lien on any property of the Borrowers pursuant to ERISA.

5.09. Use of Property. Engage (or permit any other party to engage in) any operations which involve the generation, manufacture, refining, transportation, treatment, storage, or handling of hazardous substances or waste, above or below the ground, as provided in ISRA, and the regulations adopted pursuant to ISRA, at any property owned or operated by the Borrowers or Operator (or permit the operation of) any "Industrial Establishment" as defined in ISRA, on any such property.

5.10. ISRA Tenants. Permit any portion of any property owned by it to be occupied by or leased to any person or business that has a major group Standard Industrial Classification code number between 22 through 39 inclusive, 46 through 49 inclusive, 51 or 76, or by any Industrial Establishment as defined in ISRA.

ARTICLE 6. DEFAULT.

6.01. Events of Default. Each of the following is an event of default ("Event of Default") under this Agreement:

(a) Failure by the Borrowers to pay any principal, interest or fee amount on its due date; or

(b) Any representation, warranty or statement contained in this Agreement (or any document or instrument furnished in connection with this Agreement) shall prove to have been false or misleading in any material respect, when made or deemed made; or

(c) Failure by any Borrower to observe any  covenant or  agreement  contained in
Article 5 hereof; or

(d) Failure by any Borrower to observe any other covenant or agreement contained in this Agreement and such failure shall continue unremedied for a period of fifteen (15) days from the occurrence thereof; or

(e) Default by any Borrower or the Guarantor under any other obligation to the Bank, or any third party, now existing or hereafter arising; or

(f) Default under any other Loan Document which is not cured within any applicable grace or notice period; or

(g) Entry of a judgment or judgments for an aggregate amount in excess of $25,000.00 against any Borrower or the Guarantor without satisfaction or stay of execution, for any period of 30 consecutive days; or

(h) Any Borrower or the Guarantor shall admit its inability to pay its debts, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any Borrower or the Guarantor seeking relief as to a Borrower or Guarantor under the federal Bankruptcy Code (or its successors)

(the "Bankruptcy Code") or to adjudicate it insolvent, or seeking reorganization, arrangement, adjustment, or composition of it or its debts or property under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property; or any Borrower or any Guarantor shall take any corporate action to authorize any of the actions set forth above in this subsection; or

(i) All or any substantial part of the properties or assets of any Borrower or the Guarantor shall have been condemned, seized or otherwise appropriated; or

(j) An event or condition occurs or exists with respect to any Plan concerning which any Borrower is under any obligation to furnish a report to the Bank in accordance with Section 4.06 hereof or as a result thereof the Borrowers has incurred or in the opinion of the Bank is reasonably likely to incur a liability to a Plan and/or the PBGC which is material in relation to the Borrowers' financial condition; or

(k) There shall be any material adverse change in the business or financial condition of any Borrower or the Guarantor; or

(1) The Guarantor shall cease to own, at all times, in excess of 30% of the shares or ownership interests in Stronghold (Nevada); or

(m) The Guarantor shall cease to be chief executive officer of the Borrowers involved directly in the day-to-day management of the business of the Borrowers; or

(n) The death of the Guarantor; or

(o) Any change shall occur in the ownership of Stronghold (NJ) , except as permitted pursuant to the terms of Section 5.01 hereof; or

(p) The loss of any necessary license or permit for the operation of the business operated or to be operated by the Borrowers; or

     (q) Transfer of title to any portion of, or interest in, the Collateral. 1

6.02. Remedies. If there is an Event of Default, the Bank may, without presentment, demand, protest, notice or other formality (all of which are waived by the Borrowers and the Guarantor):

(a) Declare the full unpaid principal amount outstanding hereunder and accrued interest thereon to be immediately due and payable, whereupon such amounts shall be immediately due and payable; or

     (b) Foreclose or exercise any of its rights with respect to any Collateral without waiving its rights to proceed against any other Collateral or other entities or individuals directly or indirectly responsible for payment of the Loan; or

     (c) Exercise any other remedies under applicable law, or under this Agreement or any other Loan Document, including but not limited to proceeding to enforce its right by suit in equity, action at law or other appropriate proceeding, whether for payment or the specific performance of the covenants or agreements contained in this Agreement or any other Loan Document.

     All remedies of the Bank provided for herein are cumulative and shall be in addition to all other rights or remedies of the Bank. The Borrowers and the Guarantor shall be liable for all costs, charges and expenses, and other sums incurred or advanced by the Bank (including reasonable attorney's fees and disbursements) to preserve the Collateral, collect on the Loan, protect the Bank's interests in or realize on the Collateral or to enforce the Bank's rights against the Borrowers or the Guarantor.

     6.03. Right of Set-Off; Security Interest. Borrowers and the Guarantor hereby grant to Bank, a continuing lien, security interest and right of setoff as security for all liabilities and obligations to Bank, whether now existing or hereafter arising, upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of the Bank or any entity under the control of United National Bancorporation and its successors and assigns or in transit to any of them. At any time after an Event of Default, without demand or notice (any such notice being expressly waived by Borrowers and the Guarantor), Bank may setoff the same or any part thereof and apply the same to any liability or obligation of Borrowers and any Guarantor even though unmatured and regardless of the adequacy of any other collateral securing the Loan. The Bank agrees to provide notice of any setoff within five (5) business days after the setoff has occurred. ANY AND ALL RIGHTS TO REQUIRE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE LOAN, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF BORROWERS OR ANY GUARANTOR, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED. ARTICLE 7. MISCELLANEOUS.

     7.01. Cross Default/Cross Collateral. agreements between or among the Bank, any Borrower and/or the Guarantor are hereby amended so that an Event of Default under this Agreement is a default under all other agreements and a default under any one of those agreements is an Event of Default under Agreement. All such agreements between or among the Bank, any Borrower and/or the Guarantor are further amended so that the Collateral under this Agreement secures the obligations now or hereafter outstanding under all other agreements with the Bank and the collateral which serves as security under any other agreement of any Borrower or the Guarantor with the Bank secures the obligations under this Agreement. The Bank, Borrowers, and Guarantor acknowledge that all prior loan agreements, security agreements, guaranties, notes and other documents relating to the November 1, 2001 and June 30, 2002 financing arrangements are hereby superceded by and replaced with this Agreement and the other Loan Documents executed in connection with this Agreement.

7.02. Indemnification. At all times the Borrowers and the Guarantor shall defend and indemnify and hold the Bank (which for the purposes of this paragraph shall include the present or future shareholder, officers, directors, employees, all other representatives, agents, licensees and assigns of the Bank) harmless from and against any and all liabilities, claims, demands, suits, proceedings, actions, causes of action, losses, damages, settlements, judgments, recoveries, costs and expenses (including reasonable fees and actual disbursements of counsel) resulting from any breach of the representations, warranties, agreements or covenants made by any Borrower or any Guarantor in this Agreement or any other Loan Document, arising from or connected with the transactions contemplated by this Agreement or any other Loan Document, or any of the rights and properties assigned or pledged to the Bank, except to the extent arising from the gross negligence or willful misconduct of the Bank.

7.03. Amendments, Waivers, Etc. No amendment or waiver of any provision in the Loan Documents or consent to any departure by the Borrowers therefrom, shall be effective unless the same shall be in writing and signed by the Bank, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No failure by the Bank to exercise in whole or part, and no delay in so exercising, any right hereunder shall operate as a waiver thereof or preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

7.04. Survival. All representations and warranties made herein or pursuant hereto shall survive the making of the Loan hereunder.

7.05. Usury. If, at any time, the rate of interest, together with all amounts which constitute interest and which are reserved, charged or taken by Bank as compensation for fees, services or expenses incidental to the making, negotiating or collection of the loan evidenced hereby, shall be deemed by any competent court of law, governmental agency or tribunal to exceed the maximum rate of interest permitted to be charged by Bank to Borrowers under applicable law, then, during such time as such rate of interest would be deemed excessive, that portion of each sum paid attributable to that portion of such interest rate that exceeds the maximum rate of interest so permitted shall be deemed a voluntary prepayment of principal. As used herein, the term "applicable law" shall mean the law in effect as of the date hereof; provided, however, that in the event there is a change in the law which results in a higher permissible rate of interest, then this Agreement shall be governed by such new law as of its effective date.

7.06. Payment of Fees and Expenses. Borrowers and the Guarantor shall pay on demand all expenses of Bank in connection with the default, collection, waiver or amendment of loan terms, or in connection with Bank's exercise, preservation or enforcement of any of its rights, remedies or options hereunder, including, without limitation, fees of legal counsel, accounting, consulting, brokerage or other similar professional fees or expenses, and any fees or expenses associated with travel or other costs relating to any appraisals or examinations conducted in connection with the loan or any collateral therefore, and the amount of all such expenses shall, until paid, bear interest at the rate applicable to principal hereunder (including any default rate) and be an obligation secured by any Collateral.

7.07. Governing Law. This Agreement shall be deemed to have been made under, governed by and construed in accordance with, the laws of the State of New Jersey (excluding the laws applicable to conflicts or choice of law); provided that the foregoing is not intended to limit the maximum rate of interest which may be charged or collected by the Bank hereunder if, under the laws applicable to it, the Bank may charge or collect such interest at a higher rate than is permissible under the laws of said State.

Binding Effect. This Agreement shall be binding upon, and shall inure to the benefit of, the Borrowers, the Bank and their respective successors and assigns except that the Borrowers may not assign or transfer their rights or obligations hereunder.

7.09. Notices. Notices under this Agreement shall be delivered personally, by registered mail or by overnight courier to the address shown on the signature page hereof. Notice personally delivered shall be effective as of delivery. Notice sent by registered mail shall be effective on the third business day after the date of mailing. Notice sent by overnight courier shall be effective on the first business day after the date of transmittal.

7.10. Subsidiaries. If any Borrower has any subsidiaries (defined as corporations in which a Borrower owns or controls the majority of the capital stock with ordinary voting power) all representations, covenants and conditions referring to a Borrower shall also apply to its subsidiaries, and, all financial statements and tests shall apply to the Borrowers and their subsidiaries on a consolidated and consolidating basis.

7.11. Captions. The captions and headings hereunder are for convenience only and shall not affect the interpretation or construction of this Agreement.

7.12. Severability. The provisions of this Agreement shall be severable; if any provision shall be held invalid or unenforceable in whole or in part the determination shall not affect the remaining provisions of the Agreement in any manner.

7.13. Disclosure. The Bank is hereby authorized to disclose any financial or other information it may have about the

Borrowers or the Guarantor to any present or future participant or prospective participant, any regulatory body or agency having jurisdiction over the Bank, or to any successor to all or any part of the Bank's interest herein.

     7.14. Replacement of Note/Loan Documents. Upon receipt of an affidavit of an officer of Bank or the Borrowers as to the loss, theft, destruction or mutilation of the Note or any other Loan Document which is not of public record, and, in the case of any such loss, theft, destruction or mutilation, upon cancellation of such Note or other Loan Document, Borrowers, the Guarantor, and/or the Bank, as the case may be, will issue, in lieu thereof, a replacement note or other Loan Document having identical terms.

7.15. WAIVER OF TRIAL BY JURY. BORROWERS, THE GUARANTOR AND BANK MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY, INCLUDING, WITHOUT LIMITATION, ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS OR ACTIONS OF BANK RELATING TO THE ADMINISTRATION OF THE LOAN OR ENFORCEMENT OF THE LOAN DOCUMENTS, AND AGREE THAT NEITHER PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. EXCEPT AS PROHIBITED BY LAW, BORROWERS HEREBY WAIVE ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. EACH BORROWER AND THE GUARANTOR CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF BANK HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT BANK WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR BANK TO ENTER INTO THIS AGREEMENT AND MAKE [GRAPHIC OMITTED][GRAPHIC OMITTED]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

Attested by:                            Stronghold Technologies, Inc., a
                                        New Jersey corporation, Borrower


/s/ Karen Jackson                       By: /s/ Christopher J. Carey
---------------------------------           -----------------------------------
Karen Jackson, Asst. Secretary              Christopher J. Carey, President


Attested by:                            Stronghold Technologies, Inc., a
                                        Nevada corporation, Borrower


/s/ Karen Jackson                       By: /s/ Christopher J. Carey
---------------------------------           -----------------------------------
Karen Jackson, Asst. Secretary              Christopher J. Carey, President


Witnessed by:



/s/ Robert L. Birkhan                   By: /s/ Christopher J. Carey
---------------------------------           -----------------------------------
Robert L. Birkhahn                          Christopher J. Carey, Guarantor


Witnessed by:



/s/ James R. Ottobre                    By: /s/ Robert L. Birkhahn
---------------------------------           -----------------------------------
James R. Ottobre, Esq.                      Robert L Birkhahn, Vice President